John Hancock Disciplined Value Fund
POWER OF ATTORNEY
I do hereby constitute and appoint George M. Boyd, Thomas M. Kinzler, Betsy Anne Seel, Alfred P. Ouellette, David D. Barr, Kinga Kapuscinski, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Disciplined Value Fund (the “Fund”) to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Fund’s registration statement on Form N-14 relating to the fund merger listed below and any amendments (including pre- and post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.
Fund Merger
Robeco Boston Partners Large Cap Value Fund into John Hancock Disciplined Value Fund
     IN WITNESS WHEREOF, I have set my hand on this instrument as of the 9th day of September 2008.

Name	Signature	Title

Keith F. Hartstein	/s/ Keith F. Hartstein	President and Chief Executive Officer

Gordon M. Shone	/s/ Gordon M. Shone	Treasurer (Chief Accounting Officer)

James R. Boyle	/s/ James R. Boyle	Trustee

James F. Carlin	/s/ James F. Carlin	Chairman and Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Charles L. Ladner	/s/ Charles L. Ladner	Trustee

Name	Signature	Title

Dr. John A. Moore	/s/ Dr. John A. Moore	Trustee

Patti McGill Peterson	/s/ Patti McGill Peterson	Trustee

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee

Gregory A. Russo	/s/ Gregory A. Russo	Trustee

Stanley Martin	/s/ Stanley Martin	Trustee